Exhibit 99.1

DIGITAL MEDICAL SOLUTIONS INC.

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	BALANCE SHEET AS OF DECEMBER 31, 2016

PAGE	3	STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	4	STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEAR ENDED DECEMBER 31, 2016

PAGE	5	STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 2016

PAGES	6 – 10	NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director of:

Digital Medical Solutions, Inc.

We have audited the accompanying balance sheet of Digital Medical Solutions, Inc. (the “Company”) as of December 31, 2016 and the related statements of operations, changes in stockholders’ deficit and cash flow for the year ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Digital Medical Solutions, Inc. as of December 31, 2016 and the results of its operations and its cash flow for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

February 14, 2018

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Digital Medical Solutions, Inc.

Balance Sheet
as of december 31, 2016

December 31, 2016
ASSETS
Current Assets
Accounts Receivable (net)	$113,443
Total Current Assets	113,443

TOTAL ASSETS	$113,443

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Deferred Revenue	70,290
Income Taxes Payable	114,000
Deferred Tax Liability	16,000
Total Liabilities	$200,290

Commitments and Contingencies (See Note 3)	--

Stockholders’ Deficit
Common stock, no par value; 1,500 shares authorized, 1,500 shares issued and outstanding	--
Accumulated Deficit	(86,847)
Total Stockholders’ Deficit	(86,847)

Total Liabilities and Stockholders’ Deficit	$113,443

See accompanying notes to financial statements.

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DIGITAL MEDICAL SOLUTIONS, INC.

STATEMENT OF OPERATIONS
FOR THE YEAR ENDED december 31, 2016

For the Year
Ended
December 31, 2016

Revenues
Sales - software	$15,404
Service income	318,874
Technical support	27,963
Total revenues	362,241

Operating Expenses
Cost of revenue	31,685
Selling, general, and administrative expense	26,945
Total operating expenses	58,630

Income before provision for income taxes	303,611

Provision for income taxes	(147,000)

Net Income	$156,611

See accompanying notes to financial statements.

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DIGITAL MEDICAL SOLUTIONS, INC.

Statement of Changes in Stockholders’ DEFICIT

For the Years ended December 31, 2016 and 2015

		Common	Accumulated
	Shares	Stock	Deficit	Total

Balance, December 31, 2015	1,500	$-	$(28,337)	$(28,337)

Dividends Paid			(215,121)	(215,121)

Net Income			156,611	156,611

Balance, December 31, 2016	1,500	$-	$(86,847)	$(86,847)

See accompanying notes to financial statements.

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DIGITAL MEDICAL SOLUTIONS, INC.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED december 31, 2016

For the Year
Ended
December 31, 2016
Cash Flows From Operating Activities:
Net Income	$156,611
Bad Debt Expense	7,600

Changes in operating assets and liabilities:
Accounts receivable	(86,450)
Deferred tax assets	33,000
Deferred revenue	(9,640)
Income taxes payable	114,000
Net Cash provided by Operating Activities	215,121

Cash flows from Financing Activities:
Dividends paid to stockholder	(215,121)
Net Cash used in Financing Activities	(215,121)

Decrease in cash	-

Cash at the Beginning of the year	-

Cash at the End of the year	$-

Cash Paid for:
Income taxes	$-
Interest expense	$-

See accompanying notes to financial statements.

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DIGITAL MEDICAL SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2016

NOTE 1	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

(A) Organization

Digital Medical Solutions Inc. (the "Company") was formed as a corporation under the laws of the State of Delaware on September 8, 2003. The Company has developed a proprietary and fully integrated software program for the healthcare industry, targeting the ambulatory care market for electronic medical records.

(B) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates include the valuation of deferred taxes, provision for income taxes, and allowance for bad debt.

(C) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2016, the Company had no cash equivalents.

(D) Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company is a Delaware corporation, taxable income or loss flows at the corporate level. The tax returns of the Company for the years ending in 2016, 2015, and 2014 are subject to examination by the Internal Revenue Service and State Tax Agencies, generally for three years after they are filed.

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(E) Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful accounts. Specific reserves are estimated by management based on certain assumptions and variables, including the customer's financial condition, age of the customer's receivables, and changes in payment histories. Accounts receivable are written off when management determines the likelihood of collection is remote. Interest is not charged on accounts receivable that are past due. The Company recorded an allowance for doubtful accounts of $10,660 as of December 31, 2016.

(F) Fair value measurements and Fair value of Financial Instruments

The Company adopted FASB ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820 (F).

(G) Business Segments

The Company operates in one segment and therefore segment information is not presented.

(H) Revenue Recognition

The Company recognizes revenue on arrangements in accordance with FASB ASC Topic. 605 “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

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(I) Recent Accounting Pronouncements

In February 2016, the FASB issued accounting standard update (“ASU”) No. 2016-02, “Leases (Topic 842)”, (“ASU 2016-02”). This ASU requires that an entity should recognize assets and liabilities for leases with a maximum possible term of more than 12 months. A lessee would recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the leased asset (the underlying asset) for the lease term. This guidance also provides accounting updates with respect to lessor accounting under a lease arrangement. This new lease guidance is effective for fiscal years beginning after December 15, 2019. Entities have the option of using either a full retrospective or a modified approach (cumulative effect adjustment in period of adoption) to adopt the new guidance. Early adoption is permitted for all entities. We are currently evaluating the impact of the adoption of this guidance in our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)”, (“ASU 2016-09”). This guidance which simplifies several aspects of the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. This guidance is effective for annual periods beginning after December 15, 2016, including interim periods within those annual reporting periods. Early adoption is permitted. We are currently evaluating the full impact of the new standard.

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605 “Revenue Recognition,” and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35 “Revenue Recognition – Construction-Type and Production-Type Contracts.” The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

Accounting standards-setting organizations frequently issue new or revised accounting rules. We regularly review all new pronouncements to determine their impact, if any, on our financial statements.

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NOTE 2	GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a working capital deficit and an accumulated deficit at December 31, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital to sustain its current level of operations.

Management plans to continue raising additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3	COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

NOTE 4	RELATED PARTY TRANSACTIONS

During the year ended December 31, 2016, the Company paid dividends of $215,121 to its principal stockholder.

NOTE 5	INCOME TAXES

A reconciliation of the Federal and respective State income tax rate as a percentage of income before taxes is as follows:

2016
Federal statutory income tax rate	32.13%
State taxes, net of federal benefit	5.50%
Effective rate for deferred tax asset	37.63%
Less: Valuation allowance	0.00%
Effective income tax rate	37.63%

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The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The provision for income taxes consists of:

2016
Current income tax expense	$114,000
Deferred tax expense	33,000
Total income tax expense	$147,000

Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes plus any available, net deferred tax credits.  Significant components of the Company’s net deferred income tax liability at December 31, 2016 is as follows:

2016
Deferred tax liability:
Book to tax difference	$16,000
Total gross deferred tax liability	16,000
Less: valuation allowance	-
Net deferred tax liability	$16,000

NOTE 6	SUBSEQUENT EVENTS

On March 15, 2017, effective January 1, 2017, the Company’s Principal stockholder entered into a stock purchase agreement with EMR Technology Solutions, Inc. to exchange 100% of the outstanding shares of the Company for $750,000 of cash and a $250,000 convertible note payable with an interest rate of 6% due in three years.

The Company evaluated subsequent events through February 14, 2018, the date the financial statements are available to be issued.

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